AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

FOURTH QUARTER 2014

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Linda Ventresca
Investor Relations
441 405 2727
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
DEFINITIONS AND PRESENTATION

Unless otherwise noted, all data is in thousands, except for per share amounts and ratio information.

•
All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2013 and December 31, 2012 and consolidated statements of income for the years then ended.

•	Amounts may not reconcile exactly due to rounding differences.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the occurrence and magnitude of natural and man-made disasters,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values, and

•	the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission.
We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

i

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.
Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers in emerging markets. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset (most often an underlying loan) in order to claim compensation under the insurance contract.
Professional Lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, medical malpractice and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale and retail markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services. We also target middle to high excess liability business in the London and Bermuda wholesale markets and primary and excess business in the Canadian market place.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups, as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.

ii

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides non-life reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:
Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis.
Property: provides coverage for property damage and related losses resulting from natural and man-made perils contained in underlying personal and commercial policies. While our predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While our most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, we are also exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. We assume business on both a proportional and excess of loss basis.
Professional Lines: covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.
Credit and Surety: consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world.
Motor: provides coverage to cedants for motor liability and property damage losses arising out of any one occurrence. The occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence.
Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability are also written.
Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. We provide both proportional and aggregate stop loss reinsurance.
Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Other: includes aviation, marine and personal accident reinsurance.

The reinsurance segment also writes derivative based risk management products designed to address weather and commodity price risks. The majority of these contracts cover the risk of variations in quantifiable weather-related phenomenon, such as temperature. In general, the portfolio of such derivatives is of short duration, with contracts being predominately seasonal in nature.

iii

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended December 31,				Year ended December 31,
		2014	2013	Change		2014	2013	Change

HIGHLIGHTS	Gross premiums written	$762,040	$825,957	(7.7%)		$4,711,519	$4,697,041	0.3%
	Gross premiums written - Insurance	81.9%	73.4%	8.5	pts	53.8%	54.5%	(0.7)	pts
	Gross premiums written - Reinsurance	18.1%	26.6%	(8.5)	pts	46.2%	45.5%	0.7	pts
	Net premiums written	$555,017	$647,965	(14.3%)		$3,906,975	$3,928,200	(0.5%)
	Net premiums earned	$958,517	$941,911	1.8%		$3,870,999	$3,707,065	4.4%
	Net premiums earned - Insurance	48.2%	47.8%	0.4	pts	47.3%	46.5%	0.8	pts
	Net premiums earned - Reinsurance	51.8%	52.2%	(0.4)	pts	52.7%	53.5%	(0.8)	pts
	Net income available to common shareholders	$163,663	$171,524	(4.6%)		$770,657	$683,910	12.7%
	Operating income [a]	120,292	158,856	(24.3%)		562,875	633,072	(11.1%)
	Reserve for losses and loss expenses	9,596,797	9,582,140	0.2%		9,596,797	9,582,140	0.2%
	Total shareholders’ equity attributable to AXIS Capital	5,821,121	5,817,962	0.1%		5,821,121	5,817,962	0.1%

PER COMMON SHARE AND COMMON SHARE DATA	Basic earnings per common share	$1.63	$1.55	5.2%		$7.38	$6.02	22.6%
	Diluted earnings per common share	$1.60	$1.52	5.3%		$7.29	$5.93	22.9%
	Operating income per common share - diluted [b]	$1.18	$1.41	(16.3%)		$5.32	$5.49	(3.1%)
	Weighted average common shares outstanding	100,468	110,757	(9.3%)		104,368	113,636	(8.2%)
	Diluted weighted average common shares outstanding	102,038	112,702	(9.5%)		105,713	115,328	(8.3%)
	Book value per common share	$52.23	$47.40	10.2%		$52.23	$47.40	10.2%
	Diluted book value per common share (treasury stock method)	$50.63	$45.80	10.5%		$50.63	$45.80	10.5%
	Diluted tangible book value per common share (treasury stock method) [a]	$49.76	$45.01	10.6%		$49.76	$45.01	10.6%
	Accumulated dividends declared per common share	$8.98	$7.88	14.0%		$8.98	$7.88	14.0%

FINANCIAL RATIOS	ROACE [c]	12.6%	13.3%	(0.7)	pts	14.8%	13.1%	1.7	pts
	Operating ROACE [d]	9.3%	12.3%	(3.0)	pts	10.8%	12.1%	(1.3)	pts
	Net loss and loss expense ratio	54.7%	58.5%	(3.8)	pts	56.5%	57.6%	(1.1)	pts
	Acquisition cost ratio	19.5%	18.6%	0.9	pts	19.0%	17.9%	1.1	pts
	General and administrative expense ratio	17.3%	15.4%	1.9	pts	16.1%	15.5%	0.6	pts
	Combined ratio	91.5%	92.5%	(1.0)	pts	91.6%	91.0%	0.6	pts

INVESTMENT DATA	Total assets	$19,955,736	$19,634,784	1.6%		$19,955,736	$19,634,784	1.6%
	Total cash and invested assets [e]	14,874,737	14,844,799	0.2%		14,874,737	14,844,799	0.2%
	Net investment income	78,595	113,863	(31.0%)		342,766	409,312	(16.3%)
	Net realized investment gains	10,779	19,558	(44.9%)		132,108	75,564	74.8%
	Total return on cash and investments [f]	0.1%	0.9%	(0.8)	pts	2.0%	1.6%	0.4	pts
	Return on other investments [g]	1.2%	4.1%	(2.9)	pts	5.8%	13.3%	(7.5)	pts
	Book yield of fixed maturities	2.5%	2.5%	—	pts	2.5%	2.5%	—	pts

[a]
Operating income and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. See page 26 for reconciliation of operating income to net income available to common shareholders and diluted tangible book value per common share to diluted book value per common share.

[b]	Operating income per common share - diluted, is calculated by dividing operating income for the period by weighted average common shares and share equivalents.

[c]
Return on average common equity (“ROACE”) is calculated by dividing net income available to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income for the quarter-periods is annualized.

[d]
Operating ROACE, also a “non-GAAP financial measure”, is calculated by dividing operating income for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Operating income for the quarter-periods is annualized.

[e]
Total cash and invested assets represents the total cash, available for sale investments, other investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

[f]
In calculating total return, we include net investment income, net realized investment gains and the change in unrealized gains (losses) including the related foreign exchange gains (losses) generated by our average cash and investment balances.

[g]	Return on other investments is calculated by dividing other investment income by the average month-end other investment balances for the period.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - QUARTERLY

	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q4 2012
UNDERWRITING REVENUES
Gross premiums written	$762,040	$896,814	$1,231,279	$1,821,399	$825,957	$752,414
Premiums ceded	(207,023)	(209,591)	(231,117)	(156,815)	(177,992)	(234,318)
Net premiums written	555,017	687,223	1,000,162	1,664,584	647,965	518,096

Gross premiums earned	1,164,355	1,160,577	1,194,367	1,133,052	1,129,147	1,068,259
Ceded premiums expensed	(205,838)	(194,439)	(193,967)	(187,103)	(187,236)	(212,210)
Net premiums earned	958,517	966,138	1,000,400	945,949	941,911	856,049
Other insurance related income (loss)	(11,818)	7,702	1,683	3,082	2,668	791
Total underwriting revenues	946,699	973,840	1,002,083	949,031	944,579	856,840

UNDERWRITING EXPENSES
Net losses and loss expenses	524,625	552,064	565,829	544,207	551,360	675,047
Acquisition costs	187,349	185,950	191,862	172,036	175,299	144,063
Underwriting-related general and administrative expenses [a]	122,005	122,362	117,811	124,022	123,761	112,021
Total underwriting expenses	833,979	860,376	875,502	840,265	850,420	931,131

UNDERWRITING INCOME (LOSS) [b]	112,720	113,464	126,581	108,766	94,159	(74,291)

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	78,595	66,562	114,867	82,744	113,863	86,847
Net realized investment gains	10,779	77,448	33,261	10,620	19,558	31,771
Interest expense and financing costs	(17,783)	(20,344)	(19,975)	(16,594)	(15,625)	(15,498)
Total other operating revenues	71,591	123,666	128,153	76,770	117,796	103,120

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	46,086	72,292	(9,705)	(4,233)	(14,484)	(21,300)
Corporate expenses [a]	(43,145)	(30,554)	(33,270)	(28,707)	(20,422)	(29,365)
Total other (expenses) revenues	2,941	41,738	(42,975)	(32,940)	(34,906)	(50,665)

INCOME (LOSS) BEFORE INCOME TAXES	187,252	278,868	211,759	152,596	177,049	(21,836)

Income tax (expense) benefit	(16,382)	4,098	(9,500)	(4,125)	4,497	12,026

NET INCOME (LOSS)	170,870	282,966	202,259	148,471	181,546	(9,810)

Amounts attributable (to) from noncontrolling interests	2,815	6,160	(1,573)	(1,222)	—	—

NET INCOME (LOSS) ATTRIBUTABLE TO AXIS CAPITAL	173,685	289,126	200,686	147,249	181,546	(9,810)

Preferred share dividends	(10,022)	(10,022)	(10,022)	(10,022)	(10,022)	(8,741)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$163,663	$279,104	$190,664	$137,227	$171,524	$(18,551)

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	54.7%	57.1%	56.6%	57.5%	58.5%	78.9%
Acquisition cost ratio	19.5%	19.2%	19.2%	18.2%	18.6%	16.8%
General and administrative expense ratio [a]	17.3%	15.9%	15.0%	16.2%	15.4%	16.5%
Combined ratio	91.5%	92.2%	90.8%	91.9%	92.5%	112.2%

Weighted average basic shares outstanding	100,468	102,945	105,118	109,053	110,757	117,918
Weighted average diluted shares outstanding	102,038	104,247	106,289	110,391	112,702	117,918
Basic earnings (loss) per common share	$1.63	$2.71	$1.81	$1.26	$1.55	($0.16)
Diluted earnings (loss) per common share	$1.60	$2.68	$1.79	$1.24	$1.52	($0.16)
ROACE (annualized)	12.6%	21.2%	14.5%	10.6%	13.3%	(1.4%)
Operating ROACE (annualized)	9.3%	10.1%	13.1%	10.6%	12.3%	(2.1%)

[a]
Underwriting-related general and administrative expenses is a "non-GAAP financial measure" as defined in SEC Regulation G. Our total general and administrative expenses also include corporate expenses. Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]
Group (or consolidated) underwriting income (loss) is also a "non-GAAP financial measure". Reconciliations of consolidated underwriting income (loss) to the nearest GAAP financial measure (income (loss) before income taxes) are presented above and on the following page.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - YEAR

	Year ended December 31,
	2014	2013	2012
UNDERWRITING REVENUES
Gross premiums written	$4,711,519	$4,697,041	$4,139,643
Premiums ceded	(804,544)	(768,841)	(802,187)
Net premiums written	3,906,975	3,928,200	3,337,456

Gross premiums earned	4,652,345	4,459,269	4,141,037
Ceded premiums expensed	(781,346)	(752,204)	(725,574)
Net premiums earned	3,870,999	3,707,065	3,415,463
Other insurance related income	650	4,424	2,676
Total underwriting revenues	3,871,649	3,711,489	3,418,139

UNDERWRITING EXPENSES
Net losses and loss expenses	2,186,722	2,134,195	2,096,028
Acquisition costs	737,197	664,191	627,653
Underwriting-related general and administrative expenses [a]	486,201	485,134	431,321
Total underwriting expenses	3,410,120	3,283,520	3,155,002

UNDERWRITING INCOME	461,529	427,969	263,137

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	342,766	409,312	380,957
Net realized investment gains	132,108	75,564	127,469
Interest expense and financing costs	(74,695)	(61,979)	(61,863)
Total other operating revenues	400,179	422,897	446,563

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	104,439	(26,143)	(29,512)
Corporate expenses [a]	(135,675)	(90,256)	(129,660)
Total other expenses	(31,236)	(116,399)	(159,172)

INCOME BEFORE INCOME TAXES	830,472	734,467	550,528

Income tax expense	(25,908)	(7,002)	(3,287)

NET INCOME	804,564	727,465	547,241

Amounts attributable (to) from noncontrolling interests	6,181	—	—

NET INCOME ATTRIBUTABLE TO AXIS CAPITAL	810,745	727,465	547,241

Preferred share dividends	(40,088)	(40,474)	(38,228)
Loss on repurchase of preferred shares	—	(3,081)	(14,009)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$770,657	$683,910	$495,004

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	56.5%	57.6%	61.4%
Acquisition cost ratio	19.0%	17.9%	18.4%
General and administrative expense ratio [a]	16.1%	15.5%	16.4%
Combined ratio	91.6%	91.0%	96.2%

Weighted average basic shares outstanding	104,368	113,636	122,148
Weighted average diluted shares outstanding	105,713	115,328	123,654
Basic earnings per common share	$7.38	$6.02	$4.05
Diluted earnings per common share	$7.29	$5.93	$4.00
ROACE	14.8%	13.1%	9.7%
Operating ROACE	10.8%	12.1%	8.2%

[a]	Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended December 31, 2014			Year ended December 31, 2014
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$624,313	$137,727	$762,040	$2,535,415	$2,176,104	$4,711,519
Net premiums written	418,150	136,867	555,017	1,779,501	2,127,474	3,906,975

Gross premiums earned	655,199	509,156	1,164,355	2,569,818	2,082,526	4,652,345
Ceded premiums expensed	(193,339)	(12,499)	(205,838)	(739,274)	(42,071)	(781,346)
Net premiums earned	461,860	496,657	958,517	1,830,544	2,040,455	3,870,999
Other insurance related income (loss)	(12)	(11,806)	(11,818)	(11)	661	650
Total underwriting revenues	461,848	484,851	946,699	1,830,533	2,041,116	3,871,649

UNDERWRITING EXPENSES
Net losses and loss expenses	272,787	251,838	524,625	1,131,880	1,054,842	2,186,722
Acquisition costs	71,444	115,905	187,349	278,804	458,393	737,197
Underwriting-related general and administrative expenses	84,005	38,000	122,005	341,214	144,987	486,201
Total underwriting expenses	428,236	405,743	833,979	1,751,898	1,658,222	3,410,120

UNDERWRITING INCOME	$33,612	$79,108	$112,720	$78,635	$382,894	$461,529

KEY RATIOS
Current accident year loss ratio	61.2%	62.0%	61.6%	65.3%	61.3%	63.2%
Prior period reserve development	(2.1%)	(11.3%)	(6.9%)	(3.5%)	(9.6%)	(6.7%)
Net loss and loss expense ratio	59.1%	50.7%	54.7%	61.8%	51.7%	56.5%
Acquisition cost ratio	15.5%	23.3%	19.5%	15.2%	22.5%	19.0%
Underwriting-related general and administrative expense ratio	18.1%	7.7%	12.8%	18.7%	7.1%	12.6%
Corporate expense ratio			4.5%			3.5%
Combined ratio	92.7%	81.7%	91.5%	95.7%	81.3%	91.6%

AXIS Capital Holdings Limited
GROSS PREMIUM WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Year ended December 31,
	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q4 2012	2014	2013

INSURANCE SEGMENT
Property	$153,563	$143,236	$207,788	$139,929	$144,321	$148,216	$644,516	$671,970
Marine	26,236	41,529	84,833	85,722	23,148	29,898	238,320	229,493
Terrorism	10,194	11,055	9,478	6,978	10,264	8,681	37,705	38,373
Aviation	26,601	17,735	10,568	2,717	23,250	29,142	57,622	43,326
Credit and Political Risk	16,100	3,782	7,179	18,307	23,563	26,126	45,368	60,203
Professional Lines	267,950	196,576	244,011	154,248	269,524	255,891	862,784	900,071
Liability	92,608	94,833	106,643	74,366	84,447	72,834	368,450	347,227
Accident and Health	31,061	46,537	83,610	119,454	28,074	9,328	280,650	268,475
TOTAL INSURANCE SEGMENT	624,313	555,283	754,110	601,721	606,591	580,116	2,535,415	2,559,138

REINSURANCE SEGMENT
Catastrophe	13,101	71,319	117,245	171,260	15,537	24,325	372,925	393,652
Property	4,099	45,030	61,027	239,620	20,689	9,991	349,775	364,315
Professional Lines	69,236	51,007	104,801	68,219	166,377	90,313	293,263	380,355
Credit and Surety	6,104	23,933	20,359	208,468	10,372	7,225	258,865	268,494
Motor	5,152	9,445	2,676	274,019	(3,789)	8,940	291,293	242,046
Liability	34,769	145,488	82,566	102,644	15,118	13,976	365,466	268,673
Agriculture	(3,577)	(10,206)	76,665	103,165	(11,214)	3,789	166,047	132,780
Engineering	7,589	2,579	8,772	36,510	5,142	14,033	55,450	64,258
Other	1,254	2,936	3,058	15,773	1,134	(294)	23,020	23,330
TOTAL REINSURANCE SEGMENT	137,727	341,531	477,169	1,219,678	219,366	172,298	2,176,104	2,137,903

CONSOLIDATED TOTAL	$762,040	$896,814	$1,231,279	$1,821,399	$825,957	$752,414	$4,711,519	$4,697,041

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q4 2012
UNDERWRITING REVENUES
Gross premiums written	$624,313	$555,283	$754,110	$601,721	$606,591	$580,116
Net premiums written	418,150	363,571	541,097	456,692	427,647	345,802

Gross premiums earned	655,199	643,864	641,335	629,425	631,695	591,310
Ceded premiums expensed	(193,339)	(182,059)	(183,665)	(180,211)	(181,230)	(208,425)
Net premiums earned	461,860	461,805	457,670	449,214	450,465	382,885
Other insurance related income (loss)	(12)	—	—	—	681	791
Total underwriting revenues	461,848	461,805	457,670	449,214	451,146	383,676

UNDERWRITING EXPENSES
Net losses and loss expenses	272,787	289,207	290,466	279,423	285,634	300,094
Acquisition costs	71,444	71,264	71,039	65,057	65,266	48,024
General and administrative expenses	84,005	85,750	83,512	87,946	89,722	81,591
Total underwriting expenses	428,236	446,221	445,017	432,426	440,622	429,709

UNDERWRITING INCOME (LOSS)	$33,612	$15,584	$12,653	$16,788	$10,524	$(46,033)

KEY RATIOS
Current accident year loss ratio	61.2%	64.7%	70.7%	64.8%	64.3%	88.9%
Prior period reserve development	(2.1%)	(2.1%)	(7.2%)	(2.6%)	(0.9%)	(10.5%)
Net loss and loss expense ratio	59.1%	62.6%	63.5%	62.2%	63.4%	78.4%
Acquisition cost ratio	15.5%	15.4%	15.5%	14.5%	14.5%	12.5%
General and administrative expense ratio	18.1%	18.6%	18.2%	19.6%	19.9%	21.3%
Combined ratio	92.7%	96.6%	97.2%	96.3%	97.8%	112.2%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q4 2012
UNDERWRITING REVENUES
Gross premiums written	$137,727	$341,531	$477,169	$1,219,678	$219,366	$172,298
Net premiums written	136,867	323,652	459,065	1,207,892	220,318	172,294

Gross premiums earned	509,156	516,713	553,032	503,627	497,452	476,949
Ceded premiums expensed	(12,499)	(12,380)	(10,302)	(6,892)	(6,006)	(3,785)
Net premiums earned	496,657	504,333	542,730	496,735	491,446	473,164
Other insurance related income (loss)	(11,806)	7,702	1,683	3,082	1,987	—
Total underwriting revenues	484,851	512,035	544,413	499,817	493,433	473,164

UNDERWRITING EXPENSES
Net losses and loss expenses	251,838	262,857	275,363	264,784	265,726	374,953
Acquisition costs	115,905	114,686	120,823	106,979	110,033	96,039
General and administrative expenses	38,000	36,612	34,299	36,076	34,039	30,430
Total underwriting expenses	405,743	414,155	430,485	407,839	409,798	501,422

UNDERWRITING INCOME (LOSS)	$79,108	$97,880	$113,928	$91,978	$83,635	$(28,258)

KEY RATIOS
Current accident year loss ratio	62.0%	63.0%	60.4%	59.7%	62.0%	84.4%
Prior period reserve development	(11.3%)	(10.9%)	(9.7%)	(6.4%)	(7.9%)	(5.2%)
Net loss and loss expense ratio	50.7%	52.1%	50.7%	53.3%	54.1%	79.2%
Acquisition cost ratio	23.3%	22.7%	22.3%	21.5%	22.4%	20.3%
General and administrative expense ratio	7.7%	7.3%	6.3%	7.3%	6.9%	6.5%
Combined ratio	81.7%	82.1%	79.3%	82.1%	83.4%	106.0%

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY AND YEAR

							Year ended December 31,
	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q4 2012	2014	2013

Fixed maturities	$70,187	$74,996	$78,523	$72,957	$74,732	$75,968	$296,663	$293,609
Other investments	11,753	(3,384)	32,492	16,760	41,408	15,302	57,621	128,814
Equity securities	2,223	2,022	5,301	2,286	2,478	2,862	11,832	10,897
Cash and cash equivalents	2,409	2,081	6,183	863	3,423	549	11,536	6,337
Short-term investments	125	141	246	214	125	(129)	725	1,181

Gross investment income	86,697	75,856	122,745	93,080	122,166	94,552	378,377	440,838
Investment expense	(8,102)	(9,294)	(7,878)	(10,336)	(8,303)	(7,705)	(35,611)	(31,526)

Net investment income	$78,595	$66,562	$114,867	$82,744	$113,863	$86,847	$342,766	$409,312

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2014	2014	2014	2014	2013	2012
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$12,129,273	$12,444,684	$12,598,897	$12,095,839	$11,986,327	$11,928,049
Equity securities, available for sale, at fair value	567,707	629,502	744,760	708,412	701,987	666,548
Other investments, at fair value	965,465	946,836	1,044,492	1,005,762	1,045,810	843,437
Short-term investments, at fair value and amortized cost	107,534	114,428	100,166	296,800	46,212	108,860
Total investments	13,769,979	14,135,450	14,488,315	14,106,813	13,780,336	13,546,894
Cash and cash equivalents	1,209,695	1,407,811	1,189,403	1,294,709	987,876	850,550
Accrued interest receivable	83,070	91,777	91,278	89,536	97,132	97,220
Insurance and reinsurance premium balances receivable	1,808,620	2,112,906	2,422,983	2,292,954	1,688,957	1,474,821
Reinsurance recoverable on paid and unpaid losses	1,926,145	1,947,529	1,954,985	1,912,840	1,929,988	1,863,819
Deferred acquisition costs	466,987	556,723	623,573	634,413	456,122	389,248
Prepaid reinsurance premiums	351,441	351,488	337,608	299,994	330,261	315,676
Receivable for investments sold	169	6,472	366	1,972	1,199	1,254
Goodwill and intangible assets	88,960	88,740	90,025	90,350	89,528	97,493
Other assets	250,670	266,151	247,921	274,053	273,385	215,369
TOTAL ASSETS	$19,955,736	$20,965,047	$21,446,457	$20,997,634	$19,634,784	$18,852,344

LIABILITIES
Reserve for losses and loss expenses	$9,596,797	$9,751,903	$9,805,988	$9,667,841	$9,582,140	$9,058,731
Unearned premiums	2,735,376	3,142,055	3,411,108	3,372,166	2,683,849	2,454,692
Insurance and reinsurance balances payable	249,186	244,815	272,062	207,909	234,412	270,739
Senior notes	990,790	1,490,498	1,490,427	1,490,198	995,855	995,245
Payable for investments purchased	188,176	189,684	237,019	162,747	21,744	64,553
Other liabilities	315,471	265,968	221,348	218,502	248,822	228,623
TOTAL LIABILITIES	14,075,796	15,084,923	15,437,952	15,119,363	13,766,822	13,072,583

SHAREHOLDERS’ EQUITY
Preferred shares	627,843	627,843	627,843	627,843	627,843	502,843
Common shares	2,191	2,190	2,189	2,188	2,174	2,146
Additional paid-in capital	2,285,016	2,273,110	2,261,084	2,247,102	2,240,125	2,179,034
Accumulated other comprehensive income	(45,574)	22,935	272,664	182,254	117,825	362,622
Retained earnings	5,715,504	5,581,942	5,331,199	5,170,948	5,062,706	4,497,789
Treasury shares, at cost	(2,763,859)	(2,689,531)	(2,539,269)	(2,403,286)	(2,232,711)	(1,764,673)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO AXIS CAPITAL	5,821,121	5,818,489	5,955,710	5,827,049	5,817,962	5,779,761
Noncontrolling interests	58,819	61,635	52,795	51,222	50,000	—
TOTAL SHAREHOLDERS' EQUITY	5,879,940	5,880,124	6,008,505	5,878,271	5,867,962	5,779,761

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$19,955,736	$20,965,047	$21,446,457	$20,997,634	$19,634,784	$18,852,344

Basic common shares outstanding	99,426	100,827	103,906	106,745	109,485	117,920
Diluted common shares outstanding	102,577	104,073	107,228	110,327	113,325	122,793
Book value per common share	$52.23	$51.48	$51.28	$48.71	$47.40	$44.75
Diluted book value per common share	50.63	49.88	49.69	47.13	45.80	42.97
Diluted tangible book value per common share	$49.76	$49.02	$48.85	$46.31	$45.01	$42.18
Debt to total capital [a]	14.5%	20.4%	20.0%	20.4%	14.6%	14.7%
Debt and preferred equity to total capital	23.8%	29.0%	28.4%	28.9%	23.8%	22.1%

[a]
The debt to total capital ratio is calculated by dividing our senior notes by total capital. Total capital represents the sum of total shareholders’ equity attributable to AXIS Capital and our senior notes.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At December 31, 2014

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,645,068	$3,337	$(28,328)	$1,620,077	11%
Non-U.S. government	1,080,601	7,383	(54,441)	1,033,543	7%
Corporate debt	4,386,432	40,972	(66,280)	4,361,124	29%
Agency RMBS	2,241,581	40,762	(4,235)	2,278,108	15%
CMBS	1,085,618	13,289	(2,019)	1,096,888	7%
Non-Agency RMBS	71,236	2,765	(915)	73,086	1%
ABS	1,475,026	2,748	(16,188)	1,461,586	10%
Municipals	200,411	5,282	(832)	204,861	1%
Total fixed maturities	12,185,973	116,538	(173,238)	12,129,273	81%

Equity securities, available for sale
Exchange traded funds	416,063	43,583	(4,756)	454,890	3%
Non-U.S. bond mutual funds	115,585	—	(2,768)	112,817	1%
Total equity securities	531,648	43,583	(7,524)	567,707	4%

Total available for sale investments	$12,717,621	$160,121	$(180,762)	12,696,980	85%

Other investments (see below)				965,465	7%

Short-term investments				107,534	1%

Total investments				13,769,979	93%

Cash and cash equivalents [a]				1,209,695	7%

Accrued interest receivable				83,070	1%

Net receivable/(payable) for investments sold (purchased)				(188,007)	(1%)

Total cash and invested assets				$14,874,737	100%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$298,907	31%
Multi-strategy funds				324,020	34%
Event-driven funds				185,899	19%
Leveraged bank loan funds				9,713	1%
Direct lending funds				54,438	6%
Collateralized loan obligations - equity tranches				92,488	9%
Total				$965,465	100%

[a]	Includes $288 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q4 2014		Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q4 2012
	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	10.9%		9.8%	10.3%	11.0%	9.4%	9.9%
Non-U.S. government	6.9%		7.4%	8.0%	8.0%	7.9%	7.7%
Corporate debt	29.3%		27.5%	27.5%	25.0%	24.3%	26.9%
MBS:
Agency RMBS	15.3%		13.7%	13.6%	15.4%	16.5%	18.4%
CMBS	7.4%		6.2%	6.0%	5.6%	5.4%	5.8%
Non-agency RMBS	0.5%		0.5%	0.5%	0.6%	0.5%	0.7%
ABS	9.8%		9.3%	8.4%	6.3%	6.4%	4.5%
Municipals	1.4%		6.1%	6.8%	6.9%	10.4%	8.9%

Total Fixed Maturities	81.5%		80.5%	81.1%	78.8%	80.8%	82.8%
Equity Securities	4.0%		4.0%	4.8%	4.6%	4.8%	4.6%
Other investments	6.5%		6.1%	6.7%	6.6%	7.0%	5.8%
Short-term investments	0.6%		0.9%	0.6%	2.0%	0.1%	0.6%

Total investments	92.6%		91.5%	93.2%	92.0%	92.7%	93.8%
Cash and cash equivalents	8.1%		9.1%	7.7%	8.4%	6.7%	5.9%
Accrued interest receivable	0.6%		0.6%	0.6%	0.6%	0.7%	0.7%
Net receivable/(payable) for investments sold or purchased	(1.3%)		(1.2%)	(1.5%)	(1.0%)	(0.1%)	(0.4%)
Total Cash and Invested Assets	100.0%		100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
U.S. government and agency	13.4%		12.2%	12.7%	13.9%	11.6%	12.9%
AAA	38.9%		35.5%	34.2%	34.7%	34.7%	39.2%
AA	8.5%		12.3%	12.6%	12.1%	15.0%	9.9%
A	18.2%		19.1%	19.7%	18.2%	18.5%	18.6%
BBB	12.5%		12.8%	12.8%	12.7%	12.3%	12.4%
Below BBB	8.5%		8.1%	8.0%	8.4%	7.9%	7.0%
Total	100.0%		100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
Within one year	3.5%		4.5%	4.0%	4.5%	5.9%	5.5%
From one to five years	40.3%		42.3%	43.7%	43.7%	42.7%	41.8%
From five to ten years	14.0%		14.4%	15.2%	14.4%	14.9%	16.4%
Above ten years	1.7%		2.0%	1.9%	1.9%	0.8%	0.8%
Asset-backed and mortgage-backed securities	40.5%		36.8%	35.2%	35.5%	35.7%	35.5%
Total	100.0%		100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.5%		2.5%	2.5%	2.5%	2.5%	2.6%
Yield to maturity of fixed maturities	2.4%		2.3%	2.0%	2.1%	2.3%	1.6%
Average duration of fixed maturities (inclusive of duration hedges)	2.9	yrs	2.9 yrs	2.9 yrs	3.0 yrs	3.2 yrs	3.0	yrs
Average credit quality	AA-		AA-	AA-	AA-	AA-	AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At December 31, 2014

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Germany	$—		$9,329	$85,555	$40,570	$135,454	$—	$—	$1,108	$136,562	$—		$136,562
Supranational [a]	107,299		—	—	8,673	8,673	—	—	—	115,972	—		115,972
Netherlands	10,054		14,779	34,745	—	49,524	—	3,450	—	63,028	—		63,028
France	—		7,389	52,403	—	59,792	—	—	64	59,856	—		59,856
Luxembourg	—		—	23,510	—	23,510	—	—	—	23,510	—		23,510
Ireland	—		2,911	7,436	—	10,347	—	—	10,600	20,947	—		20,947
Italy	—		1,986	12,663	—	14,649	—	—	—	14,649	—		14,649
Belgium	—		—	12,577	—	12,577	—	—	—	12,577	—		12,577
Spain	—		—	8,619	—	8,619	—	—	—	8,619	—		8,619
Slovenia	1,782		—	—	—	—	—	—	—	1,782	—		1,782
Austria	—		—	478	—	478	—	—	—	478	—		478
Other [b]	—		—	—	—	—	—	—	—	—	158,485		158,485
Total eurozone	119,135		36,394	237,986	49,243	323,623	—	3,450	11,772	457,980	158,485		616,465
Other concentrations:
United Kingdom	172,410		37,517	155,742	588	193,847	—	17,635	2,000	385,892	—		385,892
Canada	114,430		80,460	60,766	48,254	189,480	—	—	—	303,910	—		303,910
Australia	190,565		59,592	21,482	—	81,074	—	—	1,843	273,482	—		273,482
Brazil	87,890		—	8,048	—	8,048	—	—	—	95,938	—		95,938
Mexico	67,368		—	21,524	978	22,502	—	—	—	89,870	—		89,870
Other	281,745		56,762	145,072	—	201,834	—	3,769	—	487,348	68,209	[c]	555,557
Total other concentrations	914,408		234,331	412,634	49,820	696,785	—	21,404	3,843	1,636,440	68,209		1,704,649

Total Non-U.S. concentrations	1,033,543		270,725	650,620	99,063	1,020,408	—	24,854	15,615	2,094,420	226,694		2,321,114

United States	1,497,922	[d]	1,477,437	1,863,279	—	3,340,716	2,278,108	1,145,120	1,445,971	9,707,837	341,013	[e]	10,048,850
United States agencies	122,155		—	—	—	—	—	—	—	122,155	—		122,155
United States local governments	204,861		—	—	—	—	—	—	—	204,861	—		204,861
Total U.S. concentrations	1,824,938		1,477,437	1,863,279	—	3,340,716	2,278,108	1,145,120	1,445,971	10,034,853	341,013		10,375,866

Totals	$2,858,481		$1,748,162	$2,513,899	$99,063	$4,361,124	$2,278,108	$1,169,974	$1,461,586	$12,129,273	$567,707		$12,696,980

[a]	Represents holdings of the European Investment Bank.

[b]
Represents holdings in two non-U.S. bond mutual funds with underlying exposure to primarily sovereign and corporate debt and one exchange-traded fund ("ETF"). The primary countries of risk for these underlying securities are countries within the eurozone.

[c]	Represents exchange-traded funds (“ETF’s”) designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETF’s designed to track the S&P 500, an index consisting primarily of exposure to the United States.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At December 31, 2014

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banking	$988,300	22.7%	6.6%
Corporate/commercial finance	230,752	5.3%	1.6%
Foreign banking [a]	214,001	4.9%	1.4%
Insurance	116,687	2.7%	0.8%
Investment brokerage	10,859	0.2%	0.1%
Total financial institutions	1,560,599	35.8%	10.5%
Communications	356,038	8.2%	2.4%
Consumer cyclicals	327,950	7.5%	2.2%
Consumer non-cyclicals	326,746	7.5%	2.2%
Energy	207,204	4.8%	1.4%
Industrials	188,553	4.3%	1.3%
Utilities	117,505	2.7%	0.8%
Technology	107,311	2.5%	0.7%
Non-U.S. government guaranteed [b]	99,063	2.3%	0.7%
Transportation	85,141	2.0%	0.6%
Total investment grade	3,376,110	77.6%	22.8%

Total non-investment grade	985,014	22.4%	6.5%

Total corporate debt	$4,361,124	100.0%	29.3%

[a]	Located in Canada, Australia, Japan, United Kingdom, Germany, Switzerland, Chile and New Zealand.

[b]	Includes $41 million from Germany. No other corporate debt guaranteed by a eurozone country.

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At December 31, 2014

	Amortized Cost	Net Unrealized Gain	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	$154,412	$2,315	$156,727	1.3%
GOLDMAN SACHS GROUP INC	129,028	2,503	131,531	1.1%
MORGAN STANLEY	120,972	2,913	123,885	1.0%
JP MORGAN CHASE & CO	107,991	1,069	109,060	0.9%
CITIGROUP INC	96,140	1,107	97,247	0.8%
WELLS FARGO & COMPANY	83,375	1,070	84,445	0.7%
FORD MOTOR COMPANY	82,790	(316)	82,474	0.7%
AT&T INC	80,928	(170)	80,758	0.7%
COMCAST CORPORATION	76,392	901	77,293	0.6%
DAIMLER AG	63,849	(497)	63,352	0.5%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At December 31, 2014

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$2,278,108	$22,360	$338	$6,329	$12,574	$31,485	$2,351,194
Commercial MBS	—	701,316	218,188	123,623	51,990	1,771	1,096,888
ABS	—	1,065,658	315,401	55,634	21,987	2,906	1,461,586

Total mortgage-backed and asset-backed securities	$2,278,108	$1,789,334	$533,927	$185,586	$86,551	$36,162	$4,909,668

Percentage of total	46.4%	36.4%	10.9%	3.8%	1.8%	0.7%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q4 2012
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$29,280	$31,460	$24,680	$26,943	$29,897	$39,201
Reinsurance	6,584	1,399	1,281	1,077	(21)	—
Total	$35,864	$32,859	$25,961	$28,020	$29,876	$39,201

Reinsurance recoverable on unpaid losses and loss expenses: OSLR
Insurance	$584,378	$608,304	$625,142	$575,811	$587,727	$561,652
Reinsurance	985	514	15	36	—	—
Total	$585,363	$608,818	$625,157	$575,847	$587,727	$561,652

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,320,518	$1,318,833	$1,319,543	$1,322,309	$1,321,597	$1,214,482
Reinsurance	2,023	5,244	2,725	5,289	9,280	64,580
Total	$1,322,541	$1,324,077	$1,322,268	$1,327,598	$1,330,877	$1,279,062

Provision against reinsurance recoverables:
Insurance	$(17,623)	$(18,225)	$(18,401)	$(18,625)	$(18,492)	$(16,096)
Reinsurance	—	—	—	—	—	—
Total	$(17,623)	$(18,225)	$(18,401)	$(18,625)	$(18,492)	$(16,096)

Net reinsurance recoverables:
Insurance	$1,916,553	$1,940,372	$1,950,964	$1,906,438	$1,920,729	$1,799,239
Reinsurance	9,592	7,157	4,021	6,402	9,259	64,580
Total	$1,926,145	$1,947,529	$1,954,985	$1,912,840	$1,929,988	$1,863,819

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At December 31, 2014

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Net Recoverable
Top 10 reinsurers based on gross recoverables	$1,486,405	$(25,392)	$1,461,013	78.4%	25.1%	$(12,596)	0.8%	$1,473,809
Other reinsurers balances > $20 million	177,441	(2,236)	175,205	9.4%	3.0%	(1,550)	0.9%	175,891
Other reinsurers balances < $20 million	279,922	(52,550)	227,372	12.2%	3.9%	(3,477)	1.2%	276,445
Total	$1,943,768	$(80,178)	$1,863,590	100.0%	32.0%	$(17,623)	0.9%	$1,926,145
At December 31, 2014, 98.5% (December 31, 2013: 98.8%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital
Transatlantic Reinsurance Company	14.1%	4.5%
Partner Reinsurance Company of the US	11.3%	3.6%
Swiss Reinsurance America Corporation	10.9%	3.5%
Lloyds of London	10.4%	3.3%
Berkley Insurance Company	8.2%	2.6%
Ace Property & Casualty Insurance	6.0%	1.9%
XL Reinsurance America Inc	4.8%	1.5%
Hannover Rueckversicherungs Aktiengesellscheft	4.7%	1.5%
Everest Reinsurance Company	4.6%	1.5%
Liberty Mutual Insurance Company	3.4%	1.2%
	78.4%	25.1%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended December 31, 2014			Year ended December 31, 2014
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$9,751,903	$(1,914,670)	$7,837,233	$9,582,140	$(1,900,112)	$7,682,028
Incurred	636,926	(112,301)	524,625	2,588,184	(401,462)	2,186,722
Paid	(689,644)	125,364	(564,280)	(2,324,144)	392,283	(1,931,861)
Foreign exchange and other	(102,388)	11,327	(91,061)	(249,383)	19,011	(230,372)

End of period [a]	$9,596,797	$(1,890,280)	$7,706,517	$9,596,797	$(1,890,280)	$7,706,517

[a]
At December 31, 2014, the gross reserve for losses and loss expenses included IBNR of $6,311 million, or 66%, of total gross reserves for loss and loss expenses. At December 31, 2013, the comparable amount was $6,082 million, or 63%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended December 31, 2014			Year ended December 31, 2014
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$400,408	$289,236	$689,644	$1,273,711	$1,050,433	$2,324,144
Reinsurance recoveries	(120,151)	(5,213)	(125,364)	(382,378)	(9,905)	(392,283)

Net losses paid	280,257	284,023	564,280	891,333	1,040,528	1,931,861

Change in:
Reported case reserves	(57,519)	566	(56,953)	54,903	(142,498)	(87,595)
IBNR	39,704	(35,469)	4,235	201,047	150,588	351,635
Reinsurance recoveries on unpaid loss and loss expense reserves	10,345	2,718	13,063	(15,403)	6,224	(9,179)

Total net incurred losses and loss expenses	$272,787	$251,838	$524,625	$1,131,880	$1,054,842	$2,186,722

Gross reserve for losses and loss expenses	$5,063,147	$4,533,650	$9,596,797	$5,063,147	$4,533,650	$9,596,797

Net favorable prior year reserve development	$9,676	$55,883	$65,559	$63,735	$195,209	$258,944

Key Ratios

Net paid to net incurred percentage	102.7%	112.8%	107.6%	78.7%	98.6%	88.3%

Net paid losses / Net premiums earned	60.7%	57.2%	58.9%	48.7%	51.0%	49.9%
Change in net loss and loss expense reserves / Net premiums earned	(1.6%)	(6.5%)	(4.2%)	13.1%	0.7%	6.6%
Net loss and loss expense ratio	59.1%	50.7%	54.7%	61.8%	51.7%	56.5%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q4 2012

Gross losses paid	$400,408	$299,526	$323,513	$250,264	$342,952	$250,927
Reinsurance recoveries	(120,151)	(108,012)	(86,537)	(67,679)	(98,263)	(87,520)

Net losses paid	280,257	191,514	236,976	182,585	244,689	163,407

Change in:
Reported case reserves	(57,519)	(153)	101,943	10,632	(30,643)	199,775
IBNR	39,704	92,959	(5,143)	73,532	87,794	(9,596)
Reinsurance recoveries on unpaid loss and loss expense reserves	10,345	4,887	(43,310)	12,674	(16,206)	(53,492)

Total net incurred losses and loss expenses	$272,787	$289,207	$290,466	$279,423	$285,634	$300,094

Gross reserve for losses and loss expenses	$5,063,147	$5,117,053	$5,068,149	$4,960,559	$4,873,184	$4,492,553

Net favorable prior year reserve development	$9,676	$9,488	$32,963	$11,608	$4,000	$40,353

Key Ratios

Net paid to net incurred percentage	102.7%	66.2%	81.6%	65.3%	85.7%	54.5%

Net paid losses/Net premiums earned	60.7%	41.5%	51.8%	40.6%	54.3%	42.7%
Change in net loss and loss expense reserves / Net premiums earned	(1.6%)	21.1%	11.7%	21.6%	9.1%	35.7%
Net loss and loss expense ratio	59.1%	62.6%	63.5%	62.2%	63.4%	78.4%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q4 2012

Gross losses paid	$289,236	$226,319	$255,715	$279,163	$249,816	$284,517
Reinsurance recoveries	(5,213)	(475)	(183)	(4,033)	(6)	—

Net losses paid	284,023	225,844	255,532	275,130	249,810	284,517

Change in:
Reported case reserves	566	1,038	(55,460)	(88,642)	64,636	38,303
IBNR	(35,469)	39,008	72,706	74,341	(46,422)	54,928
Reinsurance recoveries on unpaid loss and loss expense reserves	2,718	(3,033)	2,585	3,955	(2,298)	(2,795)

Total net incurred losses and loss expenses	$251,838	$262,857	$275,363	$264,784	$265,726	$374,953

Gross reserve for losses and loss expenses	$4,533,650	$4,634,850	$4,737,839	$4,707,282	$4,708,956	$4,566,178

Net prior year favorable reserve development	$55,883	$55,050	$52,391	$31,885	$38,788	$24,213

Key Ratios

Net paid to net incurred percentage	112.8%	85.9%	92.8%	103.9%	94.0%	75.9%

Net paid losses / Net premiums earned	57.2%	44.8%	47.1%	55.4%	50.8%	60.1%
Change in net loss and loss expense reserves / Net premiums earned	(6.5%)	7.3%	3.6%	(2.1%)	3.3%	19.1%
Net loss and loss expense ratio	50.7%	52.1%	50.7%	53.3%	54.1%	79.2%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF JANUARY 1, 2015

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	100 Year Return Period	250 Year Return Period
Single zone, single event
Southeast	U.S. Hurricane	$548	$773	$947
Northeast	U.S. Hurricane	55	177	325
Mid-Atlantic	U.S. Hurricane	98	305	758
Gulf of Mexico	U.S. Hurricane	351	508	773
California	Earthquake	379	544	702
Europe	Windstorm	151	224	291
Japan	Earthquake	165	270	447
Japan	Windstorm	52	83	120
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at January 1, 2015. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.8 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.8 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.8 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended December 31,		Year ended December 31,
	2014	2013	2014	2013

Net income available to common shareholders	$163,663	$171,524	$770,657	$683,910

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	100,468	110,757	104,368	113,636
Dilutive share equivalents:
Stock compensation plans	1,570	1,945	1,345	1,692
Weighted average shares outstanding - diluted	102,038	112,702	105,713	115,328

EARNINGS PER COMMON SHARE
Basic	$1.63	$1.55	$7.38	$6.02
Diluted	$1.60	$1.52	$7.29	$5.93

AXIS Capital Holdings Limited
EARNINGS (LOSS) PER COMMON SHARE INFORMATION AND COMMON SHARE ROLLFOWARD - QUARTERLY

	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q4 2012

Net income (loss) available to common shareholders	$163,663	$279,104	$190,664	$137,227	$171,524	$(18,551)

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	100,827	103,906	106,745	109,485	111,651	117,857
Shares issued, including those sourced from treasury	88	90	219	1,296	162	88
Shares repurchased for treasury	(1,489)	(3,169)	(3,058)	(4,036)	(2,328)	(25)
Common shares - at end of period	99,426	100,827	103,906	106,745	109,485	117,920

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	100,468	102,945	105,118	109,053	110,757	117,918
Dilutive share equivalents: [a]
Stock compensation plans	1,570	1,302	1,171	1,338	1,945	—
Weighted average shares outstanding - diluted	102,038	104,247	106,289	110,391	112,702	117,918

EARNING (LOSS) PER SHARE
Basic	$1.63	$2.71	$1.81	$1.26	$1.55	($0.16)
Diluted	$1.60	$2.68	$1.79	$1.24	$1.52	($0.16)

[a] Due to the net loss incurred in the three months ended December 31, 2012, these securities were not included in the computation of diluted earnings per share because of their anti-dilutive effect.

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At December 31, 2014

	Weighted Average Strike Price	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price				$51.09

Book value per common share		$5,193,278	99,426	$52.23

Dilutive securities: [b]
Restricted stocks			1,295	(0.67)
Options	$28.02		9	—
Restricted and phantom stock units			1,846	(0.93)
Diluted book value per common share		$5,193,278	102,577	$50.63

	At December 31, 2013

	Weighted Average Strike Price	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price				$47.57

Book value per common share		$5,190,119	109,485	$47.40

Dilutive securities: [b]
Restricted stocks			2,515	(1.06)
Options	$27.98		88	(0.04)
Restricted and phantom stock units			1,237	(0.50)
Diluted book value per common share		$5,190,119	113,325	$45.80

[a]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding.

[b] Excludes cash-settled restricted stock unit awards.

AXIS Capital Holdings Limited
OPERATING INCOME AND DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE [a]

OPERATING INCOME
	Quarter ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Net income available to common shareholders	$163,663	$171,524	$770,657	$683,910
Adjustment for:
Net realized investment gains	(10,779)	(19,558)	(132,108)	(75,564)
Associated tax impact	11,959	(6,737)	25,912	(2,039)
Foreign exchange losses (gains)	(46,086)	14,484	(104,439)	26,143
Associated tax impact	1,535	(857)	2,853	(2,459)
Loss on repurchase of preferred shares	—	—	—	3,081
Associated tax impact	—	—	—	—
Operating income	$120,292	$158,856	$562,875	$633,072

Net earnings per share - diluted	$1.60	$1.52	$7.29	$5.93
Adjustment for:
Net realized investment gains	(0.11)	(0.17)	(1.25)	(0.66)
Associated tax impact	0.12	(0.06)	0.25	(0.02)
Foreign exchange losses (gains)	(0.45)	0.13	(1.00)	0.23
Associated tax impact	0.02	(0.01)	0.03	(0.02)
Loss on repurchase of preferred shares	—	—	—	0.03
Associated tax impact	—	—	—	—
Operating income per share - diluted	$1.18	$1.41	$5.32	$5.49

Weighted average common shares and common share equivalents - diluted	102,038	112,702	105,713	115,328

Average common shareholders' equity	5,191,962	5,175,053	5,191,699	5,233,519

Annualized return on average common equity	12.6%	13.3%	14.8%	13.1%

Annualized operating return on average common equity	9.3%	12.3%	10.8%	12.1%

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [b]
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2014	2014	2014	2014	2013	2012
Common shareholders' equity	$5,193,278	$5,190,646	$5,327,867	$5,199,206	$5,190,119	$5,276,918
Less: goodwill and intangible assets	(88,960)	(88,740)	(90,025)	(90,350)	(89,528)	(97,493)
Tangible common shareholders' equity	$5,104,318	$5,101,906	$5,237,842	$5,108,856	$5,100,591	$5,179,425

Outstanding diluted common shares net of treasury shares	102,577	104,073	107,228	110,327	113,325	122,793

Diluted book value per common share	$50.63	$49.88	$49.69	$47.13	$45.80	$42.97

Diluted tangible book value per common share	$49.76	$49.02	$48.85	$46.31	$45.01	$42.18

[a]
Operating income and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. Reconciliations of operating income to net income available to common shareholders and diluted tangible book value per common share to diluted book value per common share are presented above.

[b]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

AXIS Capital Holdings Limited
ADJUSTED GROUP RESULTS [a]

	Quarter ended December 31, 2014				Year ended December 31, 2014
	Reported Group Results	Cession To AXIS Ventures Reinsurance Limited [b]	Adjustment For Agriculture Hedges	Adjusted Group Results [a]	Reported Group Results	Cession To AXIS Ventures Reinsurance Limited [b]	Adjustment For Agriculture Hedges	Adjusted Group Results [a]
UNDERWRITING REVENUES
Gross premiums written	$762,040	$—	$—	$762,040	$4,711,519	$—	$—	$4,711,519
Net premiums written	555,017	—	—	555,017	3,906,975	(41,265)	—	3,865,710

Gross premiums earned	1,164,355	—	—	1,164,355	4,652,345	—	—	4,652,345
Ceded premiums expensed	(205,838)	(10,401)	—	(216,239)	(781,346)	(41,071)	—	(822,417)
Net premiums earned	958,517	(10,401)	—	948,116	3,870,999	(41,071)	—	3,829,928
Other insurance related income (loss) [c]	(11,818)	—	915	(10,903)	650	—	(8,328)	(7,678)
Total underwriting revenues	946,699	(10,401)	915	937,213	3,871,649	(41,071)	(8,328)	3,822,250

UNDERWRITING EXPENSES
Net losses and loss expenses	524,625	(11,326)	915	514,214	2,186,722	(39,845)	(8,328)	2,138,549
Acquisition costs	187,349	(1,728)	—	185,621	737,197	(6,800)	—	730,397
Underwriting-related general and administrative expenses	122,005	(166)	—	121,839	486,201	(616)	—	485,585
Total underwriting expenses	833,979	(13,220)	915	821,674	3,410,120	(47,261)	(8,328)	3,354,531

UNDERWRITING INCOME	$112,720	$2,819	$—	$115,539	$461,529	$6,190	$—	$467,719

KEY RATIOS
Net loss and loss expense ratio	54.7%			54.2%	56.5%			55.8%
Acquisition cost ratio	19.5%			19.6%	19.0%			19.1%
Underwriting-related general and administrative expense ratio	12.8%			12.8%	12.6%			12.7%
Corporate expense ratio	4.5%			4.6%	3.5%			3.5%
Combined ratio	91.5%			91.2%	91.6%			91.1%

[a]
Adjusted group results is a "non-GAAP financial measures" as defined in SEC Regulation G. Reconciliations of adjusted group results to the nearest GAAP financial measures (reported group results) are presented above.

[b]
Amounts attributable from noncontrolling interests of $2,815 and $6,181 for the quarter and year ended December 31, 2014, respectively, also include net investment income attributable to noncontrolling interests of $4 and $9 for the quarter and year ended December 31, 2014, respectively.

[c]
Other insurance related income primarily includes realized gains (losses) on our crop derivatives and the results of our weather and commodity business. This balance is adjusted to reclass the gains (losses) on our crop derivatives to net losses and loss expenses.

AXIS Capital Holdings Limited
ADJUSTED REINSURANCE SEGMENT RESULTS [a]

	Quarter ended December 31, 2014				Year ended December 31, 2014
	Reported Reinsurance Segment Results	Cession To AXIS Ventures Reinsurance Limited [b]	Adjustment For Agriculture Hedges	Adjusted Reinsurance Segment Results [a]	Reported Reinsurance Segment Results	Cession To AXIS Ventures Reinsurance Limited[b]	Adjustment For Agriculture Hedges	Adjusted Reinsurance Segment Results [a]
UNDERWRITING REVENUES
Gross premiums written	$137,727	$—	$—	$137,727	$2,176,104	$—	$—	$2,176,104
Net premiums written	136,867	—	—	136,867	2,127,474	(41,265)	—	2,086,209

Gross premiums earned	509,156	—	—	509,156	2,082,526	—	—	2,082,526
Ceded premiums expensed	(12,499)	(10,401)	—	(22,900)	(42,071)	(41,071)	—	(83,142)
Net premiums earned	496,657	(10,401)	—	486,256	2,040,455	(41,071)	—	1,999,384
Other insurance related income (loss) [c]	(11,806)	—	915	(10,891)	661	—	(8,328)	(7,667)
Total underwriting revenues	484,851	(10,401)	915	475,365	2,041,116	(41,071)	(8,328)	1,991,717

UNDERWRITING EXPENSES
Net losses and loss expenses	251,838	(11,326)	915	241,427	1,054,842	(39,845)	(8,328)	1,006,669
Acquisition costs	115,905	(1,728)	—	114,177	458,393	(6,800)	—	451,593
Underwriting-related general and administrative expenses	38,000	(166)	—	37,834	144,987	(616)	—	144,371
Total underwriting expenses	405,743	(13,220)	915	393,438	1,658,222	(47,261)	(8,328)	1,602,633

UNDERWRITING INCOME	$79,108	$2,819	$—	$81,927	$382,894	$6,190	$—	$389,084

KEY RATIOS
Net loss and loss expense ratio	50.7%			49.7%	51.7%			50.3%
Acquisition cost ratio	23.3%			23.5%	22.5%			22.6%
Underwriting-related general and administrative expense ratio	7.7%			7.7%	7.1%			7.3%
Combined ratio	81.7%			80.9%	81.3%			80.2%

[a]
Adjusted reinsurance segment results is a "non-GAAP financial measures" as defined in SEC Regulation G. Reconciliations of adjusted reinsurance segment results to the nearest GAAP financial measures (reported reinsurance segment results) are presented above.

[b]
Amounts attributable from noncontrolling interests of $2,815 and $6,181 for the quarter and year ended December 31, 2014, respectively, also include net investment income attributable to noncontrolling interests of $4 and $9 for the quarter and year ended December 31, 2014, respectively.

[c]
Other insurance related income primarily includes realized gains (losses) on our crop derivatives and the results of our weather and commodity business. This balance is adjusted to reclass the gains (losses) on our crop derivatives to net losses and loss expenses.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

In this document, we present operating income, consolidated underwriting income (loss), underwriting-related general and administrative expenses, diluted tangible book value per common share, adjusted group results and adjusted reinsurance segment results, which are “non-GAAP financial measures” as defined in Regulation G.

Operating income represents after-tax operational results without consideration of after-tax net realized investment gains (losses), foreign exchange (losses) gains and losses on the repurchase of preferred shares. We also present diluted operating earnings per share and operating return on average common equity ("operating ROACE"), which are derived from the non-GAAP operating income measure. Reconciliations of operating income, diluted operating earnings per share and operating ROACE to the nearest GAAP financial measures (based on net income available to common shareholders) are included on the 'Operating Income and Diluted Tangible Book Value per Common Share' section of this document.

Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While these measures are presented in the Segment Information footnote to our Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis. A reconciliation of consolidated underwriting income (loss) to income before income taxes (the nearest GAAP financial measure) is included in the 'Consolidated Statements of Income - Quarterly' and 'Consolidated Statements of Income - Year' sections of this document. Our total general and administrative expenses (the nearest GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses; the two components are separately presented in the 'Consolidated Statements of Income - Quarterly' and 'Consolidated Statements of Income - Year' sections of this document.

Tangible book value is defined as common shareholders' equity excluding goodwill and intangible assets. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the 'Operating Income and Diluted Tangible Book Value per Common Share' section of this document.

Adjusted group results and adjusted reinsurance segment results represent the group and the reinsurance segment results after adjusting for ceded transactions with AXIS Ventures Reinsurance Limited (Ventures Re) and realized gains (losses) on crop derivatives. A reconciliation of adjusted group results to reported group results (the nearest GAAP financial measure) is included in the 'Adjusted Group Results' section of this document. A reconciliation of adjusted reinsurance segment results to reported reinsurance segment results (the nearest GAAP financial measure) is included in the 'Adjusted Reinsurance Segment Results' section of this document.

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. This includes the presentation of “operating income” (in total and on a per share basis), “annualized operating ROACE” (which is based on the “operating income” measure), "consolidated underwriting income (loss)" (which incorporates "underwriting-related general and administrative expenses"), diluted tangible book value per common share and adjusted reinsurance results.

Operating Income

Although the investment of premiums to generate income and realized investment gains (or losses) is an integral part of our operations, the determination to realize investment gains (or losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (or losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income and foreign exchange (losses) gains realized upon the sale of these investments in net realized investment (losses) gains. These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange (losses) gains reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Consolidated Statements of Operations foreign exchange (losses) gains in isolation are not a fair representation of the performance of our business.

Losses on repurchase of preferred shares arise from capital transactions and, therefore, are not reflective of underlying business performance.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses), foreign exchange (losses) gains and losses on repurchase of preferred shares to understand the profitability of recurring sources of income. We believe that showing net income available to common shareholders exclusive of net realized gains (losses), foreign exchange (losses) gains and losses on repurchase of preferred shares reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analysis for the same reasons.

Consolidated Underwriting Income (Loss)/Underwriting-Related General and Administrative Expenses

Corporate expenses include holding company costs necessary to support our worldwide (re)insurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income (loss). Interest expense and financing costs primarily relate to interest payable on our senior notes and are excluded from consolidated underwriting income for the same reason.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

As noted above, foreign exchange (losses) gains in our Consolidated Statements of Operations primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate gains (losses) on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income (loss). We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities.

Diluted Tangible Book Value per Common Share

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.

Adjusted Group Results/Adjusted Reinsurance Segment Results

Adjusted group results and adjusted reinsurance segment results include the impact of ceded reinsurance transactions with Ventures Re that are presented on a net basis in the amounts attributable to (from) noncontrolling interests within our Consolidated Financial Statements and the reclassification of the realized gains (losses) on crop derivatives from other insurance related income (loss) to net losses and loss expenses.

Ventures Re is a variable interest entity and AXIS Capital was determined to be its primary beneficiary. Following this determination Ventures Re is consolidated in our Consolidated Financial Statements. To date Ventures Re has only assumed business written by AXIS Capital. As the underwriting performance of the business assumed by Ventures Re has been fully collateralized through capital provided by third party investors, we believe that presenting the underwriting results of our group and of the reinsurance segment net of the cessions to Ventures Re provides additional relevant information in assessing the performance of our group and of the reinsurance segment.

Additionally, we purchase crop derivatives to protect our agriculture reinsurance products from a significant decline in commodity prices that would impact our group and reinsurance segment underwriting results. These derivatives were purchased to provide economic benefit similar to reinsurance protection. We view movements in these derivatives as part of the results of our underwriting operations that should be seen as an offset against the net losses and loss expenses incurred on this line of business.

We believe that showing our underwriting metrics net of cessions to Ventures Re and the impact of crop derivatives aids in the understanding of the underlying fundamentals of our reinsurance business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows the practices of our industry peers and, therefore, facilitates comparison of our performance with our peer group.